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                                                                  EXHIBIT 21.1



                     List of Subsidiaries of the Registrant



1.    Discovery Zone Licensing, Inc.

2.    Discovery Zone Limited

3.    DZ Party, Inc.

4.    Discovery Zone Puerto Rico